Exhibit 99.4

COUSINS HOUSTON

COMBINED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Operating Properties, net of accumulated depreciation of $147,770 and $111,949 in 2016 and 2015 respectively	$1,080,899	$1,086,451
Cash and cash equivalents	59	109
Deferred rents receivable	28,002	22,798
Accounts receivable, net of allowance for doubtful accounts of $304 and $254 in 2016 and 2015, respectively	3,645	4,549
Intangible assets, net of accumulated amortization of $72,683 and $61,567 in 2016 and 2015, respectively	61,050	72,166
Other assets	2,469	2,163

TOTAL ASSETS	$1,176,124	$1,188,236

LIABILITIES AND EQUITY

LIABILITIES
Note payable	$178,471	$180,937
Accounts payable and other liabilities	35,827	47,126
Intangible liabilities, net of accumulated amortization of $24,706 and $20,107 in 2016 and 2015, respectively	36,490	41,089
Other liabilities	2,500	2,212

Total liabilities	253,288	271,364

Commitments and contingencies

EQUITY	922,836	916,872

TOTAL LIABILITIES AND EQUITY	$1,176,124	$1,188,236

See notes to combined financial statements.

COUSINS HOUSTON

COMBINED STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental property revenues	$46,192	$45,254	$133,888	$133,848
Other	—	176	288	263

	46,192	45,430	134,176	134,111

Costs and Expenses:
Rental property operating expenses	19,758	19,194	56,958	57,236
General and administrative expenses	1,688	1,119	6,665	4,545
Depreciation and amortization	15,221	15,348	46,389	48,442
Interest expense	1,956	1,993	5,896	6,004
Transaction costs	494	—	494	—

	39,117	37,654	116,402	116,227

Net Income	$7,075	$7,776	$17,774	$17,884

See notes to combined financial statements.

COUSINS HOUSTON

COMBINED STATEMENTS OF EQUITY

For the Nine Months Ended September 30, 2016 and 2015

(unaudited, in thousands)

Balance at December 31, 2014	$909,797
Distributions to Cousins, net	(1,904)
Net income	17,884

Balance at September 30, 2015	$925,777

Balance at December 31, 2015	$916,872
Distributions to Cousins, net	(11,810)
Net income	17,774

Balance at September 30, 2016	$922,836

See notes to combined financial statements.

COUSINS HOUSTON

COMBINED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2016	2015
Net income	$17,774	$17,884
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	46,389	48,442
Amortization of loan closing costs	133	134
Effect of certain non-cash adjustments to rental revenues	(9,204)	(11,587)
Bad debt expense	111	314
Changes in operating assets and liabilities:
Accounts receivable and assets, net	436	(2,468)
Operating liabilities	(12,038)	(6,160)

Net cash provided by operating activities	43,601	46,559

CASH FLOWS FROM INVESTING ACTIVITIES
Property improvements and tenant asset expenditures	(29,242)	(42,506)

Net cash used in investing activities	(29,242)	(42,506)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in Cousins’ investment, net	(11,810)	(1,904)
Repayment of note payable	(2,599)	(2,491)

Net cash used in financing activities	(14,409)	(4,395)

NET DECREASE IN CASH	(50)	(342)
CASH AT BEGINNING OF PERIOD	109	684

CASH AT END OF PERIOD	$59	$342

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$5,771	$5,879
Tenant related deferred income	511	362
Change in accrued property and tenant asset expenditures	(1,538)	1,334

See notes to combined financial statements.

COUSINS HOUSTON

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2016

(unaudited)

Note 1—Organization And Basis Of Presentation

Merger and Spin-Off

On October 6, 2016, Cousins Properties Incorporated (“Cousins”) and Parkway Properties, Inc. (“Legacy Parkway”) completed a stock-for-stock merger (the “Merger”), followed on October 7, 2016 by a spin-off (the “Spin-Off”) of the combined Houston-based assets of both companies (the “Houston Business”) into a new publicly traded real estate investment trust, Parkway, Inc. (the “Company”).

Basis of Presentation

The combined financial statements included herein represent the combined accounts and combined operations of the portion of the Houston Business owned and operated by Cousins (“Cousins Houston”). Cousins Houston includes the combined accounts related to the office properties of Greenway Plaza and Post Oak Central, operated prior to the Merger and the Spin-Off through subsidiaries of Cousins as of and for the three months ended September 30, 2016, and certain corporate costs. The assets and liabilities in these combined financial statements represent historical carrying amounts of the following properties:

	Acquisition Date	Number of Office Buildings	Total Square Feet
Post Oak Central	February 7, 2013	3	1,280,000
Greenway Plaza	September 9, 2013	10	4,348,000

		13	5,628,000

Cousins Houston is a predecessor, as defined in applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), to the Company which commenced operations upon completion of the Spin-Off.

The combined financial statements are unaudited and were prepared by Cousins Houston in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the SEC. In the opinion of management, these financial statements reflect all adjustments necessary (which adjustments are of a normal and recurring nature) for the fair presentation of Cousins Houston’s financial position as of September 30, 2016 and the results of operations for the three and nine months ended September 30, 2016 and 2015. The results of operations for the three and nine months ended September 30, 2016 are not necessarily indicative of the results expected for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC. These combined financial statements should be read in conjunction with the consolidated financial statements and the notes thereto as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014 and for the period from February 7, 2013 (date of inception) to December 31, 2013 included in the Company’s Information Statement dated September 27, 2016. The accounting policies employed are substantially the same as those shown in Note 2 to those financial statements.

For the periods presented, there were no items of other comprehensive income. Therefore, no presentation of comprehensive income is required.

Allocated Costs

The historical financial results for Cousins Houston include certain allocated corporate costs which Cousins Houston believes are reasonable. These costs were incurred by Cousins and estimated to be applicable to Cousins Houston based on proportionate leasable square footage. Such costs do not necessarily reflect what the actual costs would have been if Cousins Houston were operating as an independent, stand-alone public company. Additionally, the historical results for Cousins Houston include transaction costs that were incurred by Cousins related to the Spin-Off. These costs are discussed further in Note 3—Related Party Transactions.

Recently Issued Accounting Standards

In 2015, the Financial Accounting Standards Board (the “FASB”) voted to defer ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” Under the new guidance, companies will recognize revenue when the seller satisfies a performance obligation, which would be when the buyer takes control of the good or service. This new guidance could result in different amounts of revenue being recognized and could result in revenue being recognized in different reporting periods than under the current guidance. The standard specifically excludes revenue associated with lease contracts. The guidance is effective for periods beginning after December 15, 2017, with early adoption permitted for periods beginning after December 15, 2016. Management is currently assessing the potential impact of adopting the new guidance.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which amends the existing standards for lease accounting by requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting and reporting. The new standard will require lessees to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months, and classify such leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase of the leased asset by the lessee. This classification will determine whether the lease expense is recognized based on an effective interest method (finance leases) or on a straight-line basis over the term of the lease (operating leases). Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASU 2016-02 supersedes previous leasing standards. The guidance is effective for the fiscal years beginning after December 15, 2018 with early adoption permitted. Management is currently assessing the potential impact of adopting the new guidance.

Note 2—Significant Accounting Policies

Real Estate Assets

Cost Capitalization

Cousins Houston capitalizes costs related to property and tenant improvements, including allocated costs of Cousins’ personnel working directly on projects. Cousins Houston capitalizes direct leasing costs related to leases that are probable of being executed. These costs include commissions paid to outside brokers, legal costs incurred to negotiate and document a lease agreement, and costs incurred by personnel of Cousins that are based on time spent on successful leases. Cousins Houston allocates these costs to individual tenant leases and amortizes them over the related lease term.

Impairment

For real estate assets that are considered to be held for sale according to accounting guidance, Cousins Houston records impairment losses if the fair value of the asset net of estimated selling costs is less than the carrying amount. For those long-lived assets that are held and used according to accounting guidance, management reviews each asset for the existence of any indicators of impairment. If indicators of impairment are present, Cousins Houston calculates the expected undiscounted future cash flows to be derived from such assets. If the undiscounted cash flows are less than the carrying amount of the asset, Cousins Houston reduces the asset to its fair value.

Acquisition of Operating Properties

Cousins Houston records the acquired tangible and intangible assets and assumed liabilities of operating property acquisitions at fair value at the acquisition date. The acquired assets and assumed liabilities for an operating property acquisition generally include but are not limited to: land, buildings and improvements, and identified tangible and intangible assets and liabilities associated with in-place leases, including leasing costs, value of above-market and below-market tenant leases, value of above-market and below-market ground leases, acquired in-place lease values, and tenant relationships, if any.

The fair value of land is derived from comparable sales of land within the same submarket and/or region. The fair value of buildings and improvements, tenant improvements, and leasing costs are based upon current market replacement costs and other relevant market rate information.

The fair value of the above-market or below-market component of an acquired in-place lease is based upon the present value (calculated using a market discount rate) of the difference between (i) the contractual rents to be paid pursuant to the lease over its remaining term and (ii) management’s estimate of the rents that would be paid using fair market rental rates and rent escalations at the date of acquisition over the remaining term of the lease. The amounts recorded for above-market and below-market leases are included in intangible assets and intangible liabilities, respectively, and are amortized on a straight-line basis into rental property operating revenues over the remaining terms of the applicable leases.

The fair value of acquired in-place leases is derived based on management’s assessment of lost revenue and costs incurred for the period required to lease the “assumed vacant” property to the occupancy level when purchased. The amount recorded for acquired in-place leases is included in intangible assets and amortized as an increase to depreciation and amortization expense over the remaining term of the applicable leases.

Depreciation and Amortization

Real estate assets are stated at depreciated cost less impairment losses, if any. Buildings are depreciated over their estimated useful lives, which range from 30 to 42 years. The life of a particular building depends upon a number of factors including whether the building was developed or acquired and the condition of the building upon acquisition. Furniture, fixtures and equipment are depreciated over their estimated useful lives of five years. Tenant improvements, leasing costs and leasehold improvements are amortized over the term of the applicable leases or the estimated useful life of the assets, whichever is shorter. Cousins Houston accelerates the depreciation of tenant assets if it estimates that the lease term will end prior to the termination date. This acceleration may occur if a tenant files for bankruptcy, vacates its premises or defaults in another manner on its lease. Deferred expenses are amortized over the period of estimated benefit. Cousins Houston uses the straight-line method for all depreciation and amortization.

Revenue Recognition

Cousins Houston recognizes contractual revenues from leases on a straight-line basis over the term of the respective lease. In addition, leases typically provide for reimbursement of the tenants’ share of real estate taxes, insurance, and other operating expenses to Cousins Houston. Operating expense reimbursements are recognized as the related expenses are incurred. For the three months ended September 30, 2016 and 2015, Cousins Houston recognized $16.8 million and $15.8 million, respectively, in revenues from tenants for reimbursements of operating expenses, and recognized $46.6 million and $45.0 million in the nine months ended September 30, 2016 and 2015, respectively.

Cousins Houston makes valuation adjustments to all tenant-related accounts receivable based upon its estimate of the likelihood of collectability. The amount of any valuation adjustment is based on the tenant’s credit and business risk, history of payment, and other factors considered by management.

Income Taxes

Through October 6, 2016, Cousins Houston’s properties were owned by Cousins, a Georgia corporation which has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). As a REIT, Cousins is not subject to federal income tax provided it distributes annually its adjusted taxable income, as defined in the Code, to stockholders and meets certain other organizational and operating requirements. Accordingly, the combined financial statements of Cousins Houston do not include a provision for federal income tax.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly-liquid money market instruments with maturities of three months or less.

Segment Disclosure

Cousins Houston is in the business of the ownership, development and management of office real estate. Cousins Houston has aggregated its office operations into one reportable segment. This segment is the aggregation of the aforementioned Cousins Houston office properties as reported to the Chief Operating Decision Maker and is aggregated due to the properties having similar economic and geographic characteristics.

Fair Value Measurements

Level 1 fair value inputs are quoted prices for identical items in active, liquid and visible markets such as stock exchanges. Level 2 fair value inputs are observable information for similar items in active or inactive markets and appropriately consider counterparty creditworthiness in the valuations. Level 3 fair value inputs reflect Cousins Houston’s best estimate of inputs and assumptions market participants would use in pricing an asset or liability at the measurement date. The inputs are unobservable in the market and significant to the valuation estimate. Cousins Houston has no investments for which fair value is measured on a recurring basis using Level 3 inputs. Note 5 includes fair values of debt measured using Level 2 inputs.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3—Related Party Transactions

The combined financial statements include direct payroll costs and benefits for on-site personnel employed by Cousins. These costs are reflected in rental property operating expenses on the Combined Statements of Operations. As described in Note 2, also included are costs for certain functions and services performed by Cousins including, but not limited to, corporate level salaries and other related costs, stock compensation, and other general and administrative costs. These costs were allocated to Cousins Houston based on proportionate leasable square footage which management believes is an appropriate estimate of usage. These costs are reflected as general and administrative expenses on the Combined Statements of Operations. As described in Note 1, also included are transaction costs that were incurred by Cousins related to the Spin-Off. The amounts included are based on the estimated direct costs incurred by Cousins. The expenses allocated to Cousins Houston for these services are not necessarily indicative of the expenses that would have been incurred had Cousins Houston been an independent, stand-alone public company that had otherwise managed these functions. A summary of these costs for each of the periods presented is as follows (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Charged to property operating expense:
Direct payroll charges	$1,720	$1,665	$5,198	$5,002
Management fees	492	517	1,487	1,524

Charged to general and administrative expense:
Office rental expense	85	96	265	248
Payroll and other expenses	1,603	1,023	6,400	4,297
Transaction costs	494	—	494	—

Leasing commissions paid to Cousins’ personnel and other leasing costs incurred by Cousins are capitalized and amortized over the respective lease term. Cousins Houston capitalized $757,000 and $552,000, respectively, in commissions and other leasing costs to the properties in the three months ended September 30, 2016 and 2015, respectively, and $1.3 million and $3.2 million in the nine months ended September 30, 2016 and 2015, respectively.

Note 4—Intangible Assets

Intangible assets on the balance sheets at September 30, 2016 and December 31, 2015 included the following (in thousands):

	September 30, 2016	December 31, 2015
In-place leases, net of accumulated amortization of $69,232 and $58,715 in 2016 and 2015, respectively	$58,782	$69,300
Above-market leases, net of accumulated amortization of $3,451 and $2,852 in 2016 and 2015, respectively	2,268	2,866

	$61,050	$72,166

Aggregate net amortization expense related to intangible assets and liabilities was $1.9 million and $2.5 million for the three months ended September 30, 2016 and 2015, respectively, and $6.5 million and $9.5 million for the nine months ended September 30, 2016 and 2015, respectively.

Note 5—Note Payable

In September 2013, Cousins Houston entered into a $188.8 million non-recourse mortgage note payable secured by Post Oak Central. The note bears interest at 4.26%, and the maturity date is October 1, 2020. In connection with this note payable, Cousins Houston incurred $1.2 million in loan costs. These costs, net of accumulated amortization of $550,000 and $416,000 at September 30, 2016 and December 31, 2015, respectively, are reflected as a reduction of the loan balance on the accompanying balance sheets.

Fair value of debt is calculated by discounting the debt’s remaining contractual cash flows at estimated rates at which similar loans could have been obtained. The estimate of the current market rate is intended to replicate debt of similar maturity and loan-to-value relationship. These fair value calculations are considered to be Level 2 under the guidelines set forth in ASC 820, as Cousins Houston utilizes market rates for similar type loans from third party brokers. At September 30, 2016 and 2015, the fair value of this financial instrument and the related discount rate assumptions are summarized as follows (dollars in thousands):

	September 30, 2016	December 31, 2015
Carrying value	$178,471	$180,937
Fair value	185,800	186,449
Discount rate assumed in calculating fair value	3.25%	3.65%

Note 6—Commitments And Contingencies

Commitments

Cousins Houston had a total of $63.5 million in future obligations under leases to fund tenant improvements at September 30, 2016.

Litigation

Cousins Houston is subject to various legal proceedings, claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance. Management makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters using the latest information available. Cousins Houston records a liability for litigation if an unfavorable outcome is probable and the amount of loss or range of loss can be reasonably estimated. If an unfavorable outcome is probable and a reasonable estimate of the loss is a range, Cousins Houston accrues the best estimate within the range. If no amount within the range is a better estimate than any other amount, Cousins Houston accrues the minimum amount within the range. If an unfavorable outcome is probable but the amount of the loss cannot be reasonably estimated, Cousins Houston discloses the nature of the litigation and indicates that an estimate of the loss or range of loss cannot be made. If an unfavorable outcome is reasonably possible and the estimated loss is material, Cousins Houston discloses the nature and estimate of the possible loss of the litigation. Cousins Houston does not disclose information with respect to litigation where an unfavorable outcome is considered to be remote or where the estimated loss would not be material. Based on current expectations, such matters, both individually and in the aggregate, are not expected to have a material adverse effect on the liquidity, results of operations, business or financial condition of Cousins Houston.